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                   SECURITIES AND EXCHANGE COMMISSION

                      Washington, DC 20549




                                Form 8-K


                             Current Report




 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                    Date of Report:  October 11, 1995




                        AT&T CAPITAL CORPORATION


 A Delaware                    Commission File           IRS Employer
 Corporation                     No. 1-11237             No. 22-3211453






            44 Whippany Road, Morristown, New Jersey 07962-1983

                      Telephone Number (201) 397-3000




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Form 8-K                                      AT&T Capital Corporation
October 11, 1995


Item 5.  Other Events

     On September 20, 1995, AT&T Corp. ("AT&T") announced plans to separate itself into three publicly traded, global companies. Those restructuring plans include the disposition of its remaining 86 percent interest in AT&T Capital Corporation (the "Company") to the general public or another company. AT&T expects the restructuring, including the sale of its interest in the Company to be completed by the end of 1996. A complete copy of AT&T's press release, dated September 20, 1995, is attached hereto and incorporated herein as Exhibit A.

     On October 3, 1995, the Company's Board of Directors (the "Board") held a special meeting to consider AT&T's announced plans to sell its remaining interest in the Company to the general public or another company. At that meeting, the Company's Board authorized management to examine possible public and private sale alternatives. The Board also created a Special Committee of the Company's four outside directors to act upon such matters as may arise in the course of considering alternative ways to maximize shareowner value and in which there may be a conflict between the interests of AT&T and those of the Company or its minority shareowners and to make recommendations thereon to the Company's Board or shareowners. Additionally, the Board engaged the investment banking firm of Goldman, Sachs & Co. and the law firm of Sullivan & Cromwell to act as advisors to the Company.

     The Operating Agreement between AT&T and the Company (pursuant to which the Company serves as AT&T's preferred provider of financing services and has certain related and other rights and privileges in connection with the financing of AT&T equipment to AT&T's customers) will remain in place with respect to AT&T. In addition, consistent with the terms of the Operating Agreement, if AT&T were to spin-off or sell in a public offering any of its significant equipment businesses (as contemplated in AT&T's aforementioned announcement), comparable operating agreements would be put in place with the spun-off or new companies.

     The planned change in the Company's ownership could, as described below, have certain significant effects on the Company.

Tax Deconsolidation

     The Company is currently a member of AT&T's consolidated federal income tax group. If AT&T's ownership in the Company's common stock drops below 80%, the Company would cease to be a member of AT&T's consolidated federal income tax group ("Tax Deconsolidation"). In light of the announcement made by AT&T, it is likely that AT&T's ownership in the Company will decrease below 80% by the end of 1996.
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Form 8-K                                      AT&T Capital Corporation
October 11, 1995

     Many financings by the Company of products manufactured by AT&T or its affiliates (the "AT&T Entities") involve the purchase of such products by the Company and the contemporaneous lease of such products to third parties. While the Company is a member of AT&T's consolidated federal income tax group, the payment of taxes associated with certain transactions which qualify as true leases for tax purposes is generally deferred until the products are depreciated or sold outside the consolidated federal income tax group (the amount of such taxes so deferred is herein referred to as "Gross Profit Tax Deferral"). If AT&T and the Company are subject to a Tax Deconsolidation, purchases thereafter of such products by the Company from the AT&T Entities would generate current taxable income for the AT&T Entities resulting in a liability of the AT&T Entities to pay federal income taxes on such taxable income.

     AT&T and the Company are parties to a Gross Profit Tax Deferral Interest Free Loan Agreement which provides that AT&T will from time to time extend interest free loans to the Company equal to the amount of the Gross Profit Tax Deferral. The Company is obligated to repay interest free loans at such time as AT&T is required to make an income tax payment on the deferred income. Upon Tax Deconsolidation, the Company would no longer receive such loans, which have constituted a competitive advantage to the Company in financing AT&T products. In addition, the Company would be required to repay all such outstanding loans upon Tax Deconsolidation. The aggregate outstanding principal amount of such interest free loans was $248.9 million at June 30, 1995. The Company has sufficient cash and credit resources to repay such loans in the event of a Tax Deconsolidation. If a Tax Deconsolidation had occurred on June 30, 1995, and the Company had replaced such interest free loans with interest bearing debt, the Company's net income would thereafter be reduced annually by approximately $8.5 million. This estimate assumes that the Company (i) refinanced the interest free loans at current market interest rates (which are subject to continual change) and (ii) no part of such increased borrowing cost was passed on to customers.

License Agreement

     Pursuant to a License Agreement (the "License") with the Company, AT&T has licensed to the Company and certain of its subsidiaries certain trade names and service marks, including but not limited to the AT&T Capital Corporation, AT&T Credit Corporation, AT&T Systems Leasing and AT&T Automotive Services names. The License provides that if AT&T ceases to own more than 50% of the voting stock of the Company (as contemplated by AT&T's September 20, 1995 announcement), AT&T may require (upon one year's notice and generally at AT&T's expense) the Company (i.e., AT&T Capital Corporation) to discontinue the use of the "AT&T" name as part of its corporate name. The Company's subsidiaries may, notwithstanding such event, continue to use the other AT&T licensed names and service marks pursuant to
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Form 8-K                                      AT&T Capital Corporation
October 11, 1995

the License (e.g, as part of such subsidiaries' corporate names and for marketing purposes), subject to extensive restrictions on the use thereof in connection with the issuance of securities and incurrence of indebtedness.

Intercompany Agreement

     AT&T has agreed in the Intercompany Agreement to own, directly or indirectly, at least 20% of the aggregate number of shares of the Company's common stock until August 4, 1998. In its September 20, 1995 press release, AT&T indicated its intent to sell the remainder of its interest in the Company by the end of 1996, subject to obtaining a modification to the existing Intercompany Agreement. AT&T has previously advised the Company that it has no plans to modify the Intercompany Agreement without the approval of a majority of the Company's independent directors.

Borrowing Performance

     The Company believes that because of its relationship with AT&T it has generally enjoyed borrowing cost savings of approximately 10 basis points. If the Company ceases to be a subsidiary of AT&T, there is no assurance that this cost savings would continue. Any actual impact on borrowing costs would be affected by many factors including the identity of the purchaser or purchasers of AT&T's interest and whether AT&T's interest is sold in the public market or to one or more other companies.

Compensation and Benefit Plans

     Under the Company's Share Performance Incentive Plan ("SPIP"), approximately 120 employees are eligible to receive cash awards at the end of five, 3-year performance periods. The first such period terminates on June 30, 1996, with each of the other performance periods ending on the annual anniversary of such date through and including June 30, 2000. If AT&T reduces its voting interest in the Company below 50%, certain provisions of the SPIP trigger the possible acceleration of certain of these cash awards for any pending periods.

     More specifically, if a "Disaffiliation Event" (which is defined generally as a decrease in AT&T's ownership interest in the Company below 50% coupled with the withdrawal by AT&T of the Company's rights under the License to use the "AT&T" name for certain corporate purposes) were to occur, the awards under the SPIP (which are generally based on the performance of the Company's stock price and dividend yield relative to the interest rate on 3-year treasury notes and the total return on the stock of a specified peer group of financial services companies) for the performance periods in process would be accelerated and payable immediately to participants. While the Company does not know with certainty if and when a
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Form 8-K                                      AT&T Capital Corporation
October 11, 1995

Disaffiliation Event will occur and what the relative performance of the Company's stock as measured against the peer group would be as of the date of such Disaffiliation Event, if it is assumed that AT&T's sale of its interest in the Company occurs by year-end 1996 (as anticipated in the attached press release) and that only the then pending performance periods are accelerated as provided in the SPIP, the Company estimates that it would incur a possible one-time charge to net income between $0 and $15 million.
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Form 8-K                                      AT&T Capital Corporation
October 11, 1995




                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                         AT&T CAPITAL CORPORATION







                                    By:  Edward Dwyer
                                         Chief Financial Officer



October 11, 1995
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Form 8-K                                      AT&T Capital Corporation
October 11, 1995
EXHIBIT A


AT&T ANNOUNCES STRATEGIC RESTRUCTURING
TO CAPTURE OPPORTUNITIES OF 21ST CENTURY

FOR RELEASE WEDNESDAY, SEPTEMBER 20, 1995

     NEW YORK -- AT&T Chairman Robert E. Allen today announced plans for a strategic restructuring that would separate AT&T into three publicly traded, global companies.
     Allen said the company was taking this bold step to capitalize on the opportunities in each business' segment of the global information industry -- communications services, communications equipment, and transaction-intensive computing.
     Under the plan, AT&T shareowners would hold shares in each company. A fourth business -- AT&T Capital Corporation -- would be sold.
     The AT&T Board of Directors approved pursuing the restructuring plan at a special meeting this morning. AT&T hopes to complete all transactions by the end of 1996.
     "Changes in customer needs, technology and public policy are radically transforming our industry," said Allen. "We now see this restructuring as the next logical turn in AT&T's journey since divestiture. It will make AT&T's businesses more valuable to our shareowners, even more responsive to their customers, and better able to focus on the growth opportunities in their individual markets.
     "Under the plan announced today," Allen said, "one of the new companies would focus on providing the world's best anytime, anywhere' communications and information services."
     Operating under the familiar "AT&T" brand name, the services company would consist of AT&T's current Communications Services Group, the AT&T Universal Card Services Corporation, the newly established AT&T Solutions consulting and systems- integration organization, and AT&T Wireless Services, formerly McCaw Cellular Communications.
     The company also plans to create an AT&T Laboratories unit around the core of Bell Laboratories people dedicated to research and development in communications services. In 1994, AT&T's services units had combined revenues of more than $49 billion, making them the world leader in the communications services market.
     "AT&T's product and systems businesses, along with world-renowned Bell Laboratories, would constitute a communications systems and technology company that would immediately be the global leader in its industry," said Allen.
     It would include AT&T's Network Systems Group, Global Business Communications Systems, Consumer Products, AT&T Paradyne and Microelectronics. In 1994, these businesses had total sales of approximately $20 billion. The new company, as yet unnamed, would be a powerful competitor in the fast-growing communications systems market.
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Form 8-K                                      AT&T Capital Corporation
October 11, 1995
EXHIBIT A


     AT&T is considering an Initial Public Offering for approximately 15 percent of the shares of the new equipment company in the first half of 1996.

     "Our services and systems businesses are at the intersection of tremendous change and opportunity," said Allen. "This restructuring ensures that each can follow the path of greatest opportunity without worrying about bumping into each other along the way."
     The company's computer unit, AT&T Global Information Solutions, would be launched as an independent company by spinning it off to AT&T shareowners, following an aggressive turnaround effort also announced today.
     GIS Chairman and CEO Lars Nyberg is taking decisive action to create a smaller, more focused and swifter business. GIS will continue to develop, manufacture and market computer platforms for any industry, but will focus its unique capabilities on the three key industry segments where it has a leading position -- financial, retail and communications.
     "Lars Nyberg is the right leader to get our computer business back on track," said Allen. "His goal is to be world-class in a few targeted industry segments and in delivering high-quality computer platforms and services. I believe that's not only worth doing, but doable. GIS's customers and employees can count on AT&T's complete support during this transition."
     Nyberg assumed his post in June following a 20-year career at Philips Electronics NV, where he turned around that company's computer business.
     As part of its turnaround effort, GIS will halt manufacture of personal computers, ceasing distribution through value-added resellers and
retail outlets.   It will continue to offer customers personal computers as
part of total solutions through an agreement with an outside supplier that it expects to announce soon.
     GIS will continue to support and service all its current hardware and software installations and will aggressively market its service capabilities to all industries. And it will continue to have a strong commercial relationship with Bell Laboratories.
     GIS -- which currently employs about 43,000 people in more than 120 countries -- also announced a major cost-cutting initiative that will lead to the elimination of approximately 8,500 jobs.
     AT&T will incur a one-time, pre-tax charge estimated at approximately $1.5 billion against third-quarter earnings to cover the costs of the GIS restructuring, reducing 1995 earnings by $1 billion, or 66 cents per share. Excluding this charge, AT&T said it continues to target earnings-per-share growth of at least 10 percent in 1995.
     In addition, AT&T plans to sell its remaining interest in AT&T Capital Corporation to the general public or to another company. AT&T holds in excess of 80 percent of Capital Corp. shares, having sold a minority interest to the general public in 1993. Capital Corp. is already one of the
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 9                                      AT&T Capital Corporation

Form 8-K
October 11, 1995
EXHIBIT A


largest equipment leasing and financing companies in the United States. In 1994, it had revenues of approximately $1.4 billion and was profitable.
     Proceeds from the sale of Capital Corp and from the initial public offering of the new equipment business will be used to retire current AT&T debt, giving each of the new businesses balance sheets appropriate to its industry.
     The company intends to adjust each business' capital structure to ensure that it has the flexibility to raise resources as it needs them. AT&T recognizes the importance of its relationship with its debt holders. The company said its ability to satisfy its obligations to its debt holders will not be impaired as a result of these transactions.
     AT&T said that each of the businesses it is establishing will have everything it needs to meet customers' needs. Each already has seasoned management and a productive work force. Each has significant global operations. The service, equipment and computer businesses each has the sophisticated systems-integration capabilities necessary to provide
complete solutions to its set of customers.   And, where it makes sense to
partner in serving a customer's needs, the new businesses could establish commercial relationships with each other.
     "Our first priority throughout this transition period is to ensure that none of our businesses misses a beat on any customer commitment," Allen said.
     Financial details on the transactions will be released as they become available in accordance with securities regulations.
     AT&T, which currently has some 303,000 employees, said it is too early to estimate the exact employment impact of the planned restructuring. On the one hand, all three new companies will need additional resources to establish themselves as free-standing, independent companies. However, each company participates in a hotly competitive market and will continue to size its operations as efficiently as possible. On balance, it is likely that the combined new companies will have fewer employees than the present AT&T.
     The company said it will ensure that any employees dislocated by the restructuring will have access to job opportunities across the total corporation, as well as to a full range of assistance, ranging from job counseling to retraining.
     Allen, who will continue as chairman and CEO of the new AT&T, will chair a committee of senior AT&T executives to oversee the restructuring. The committee members are Hal Burlingame, senior vice president of Human Resources; Marilyn Laurie, senior vice president of Public Relations and Employee Communications; Rick Miller, executive vice president and chief financial officer, and John Zeglis, senior vice president and general counsel.
     Allen also appointed senior officers to lead the transition of each new company. They are: Alex J. Mandl, CEO of the Communications Services Group, for the communications services company; Richard A. McGinn, CEO of the Network Systems Group, for the systems and technology company; along
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 10                                      AT&T Capital Corporation

Form 8-K
October 11, 1995
EXHIBIT A


with the incumbent CEOs of GIS, Lars Nyberg, and AT&T Capital Corporation, Thomas C. Wajnert. Allen said that the company's Board of Directors would name the permanent executive leadership at the appropriate time.
     All of these transactions are expected to be tax-free to shareowners. AT&T intends to seek rulings from the Internal Revenue Service with respect to the tax-free treatment of the transactions. While AT&T does not anticipate the need for regulatory, Department of Justice or decree court approvals, the company did call attention to the complexity of the issues to be resolved in the months ahead.
     For example, immediate disposition of AT&T's final 20 percent interest in AT&T Capital Corp. would require modifications to certain existing agreements. While AT&T is confident of its ability to resolve all these issues, there can be no guarantee that the restructuring plan will be implemented or that changes in the plan will not be made. The investment banking firm of Morgan Stanley and the law firm of Wachtell Lipton Rosen & Katz are serving as advisers to AT&T.